Exhibit 5

July 22, 2002

Redback Networks Inc.
300 Holger Way
San Jose, CA 95134-1362

Re:	Redback Networks Inc. (“Company”) Registration Statement for Offering of 12,000,634 Shares of Common Stock

Ladies and Gentlemen:

We refer to your registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of (i) 1,640,634 shares of Common Stock under the 1999 Employee Stock Purchase Plan, (ii) 10,000,000 shares of Common Stock under the 1999 Stock Incentive Plan, and (iii) 360,000 Shares of Common Stock under the 1999 Directors’ Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Employee Stock Purchase Plan, 1999 Stock Incentive Plan, and 1999 Directors’ Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company’s Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP